Exhibit 1.1

EXECUTION VERSION

9,525,000 Shares

Fate Therapeutics, Inc.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

December 12, 2017

Leerink Partners LLC

Piper Jaffray & Co.

As Representatives of the several Underwriters

c/o Leerink Partners LLC

255 California Street, 12th Floor

San Francisco, CA 94111

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Ladies and Gentlemen:

Introductory

.  Fate Therapeutics, Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Leerink Partners LLC and Piper Jaffray & Co. are acting as representatives (each, a “Representative,” and together, the “Representatives”) to issue and sell to the several Underwriters 9,525,000 shares (the “Firm Securities”) of its common stock, par value $0.001 per share (the “Securities”) and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,428,750 additional shares (the “Optional Securities”) of its Securities as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

Representations and Warranties of the Company

.  The Company represents and warrants to, and agrees with, the several Underwriters that:

Filing and Effectiveness of Registration Statement; Certain Defined Terms

.  The Company has filed with the Commission a registration statement on Form S‑3 (No. 333-219987), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term

137738184.5

“Registration Statement” shall include the Rule 462(b) Registration Statement.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:00 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.  For the avoidance of doubt, as used herein, the terms “Registration Statement,” “base prospectus” “Statutory Prospectus” and “Final Prospectus” shall include the documents, if any, incorporated by reference therein.

Compliance with Act and Exchange Act Requirements

.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iii) (A) at the Applicable Time and (B) as of each Closing Date, as the case may be, each of the General Disclosure Package (defined below) and any Issuer Free Writing Prospectus conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not, and will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) no order preventing or suspending the use of any of the foregoing has been issued by the Commission.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

Shelf Registration Statement

.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  If, immediately prior to the third anniversary of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

Ineligible Issuer Status

.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

Emerging Growth Company Status

.  From the time of the initial confidential submission of the initial registration statement to the Commission during the Company’s initial public offering (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

General Disclosure Package

.  As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated December 12, 2017, including the base prospectus, dated August 25, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication that has been authorized by the Company, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times to the Applicable Time, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

Issuer Free Writing Prospectuses

.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  This subsection (g) does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

Testing-the-Waters Communication

.  The Company (a) has not engaged in any Testing-the-Waters Communication, other than with the consent of the Representatives, and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communication.  The Company has not distributed any Written Testing-the-Waters Communication.

(i)Forward-looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(j)No Other Offering Materials.  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Final Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule B, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 6 of this Agreement.

Good Standing of the Company

.  The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, take as a whole (“Material Adverse Effect”).

Subsidiaries

.  Each subsidiary of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as disclosed in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the Registration Statement, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interests, claims, liens, or encumbrances.

(m)No Private Placements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any subsidiary has sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n)Stock Options. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (each, a “Company Stock Plan”), and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Company Stock Plan, options and rights.

Offered Securities

.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized and outstanding shares of capital stock of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights, rights of first refusal or similar rights of any security holder. Except as disclosed in the Registration Statement, in the General Disclosure Package and in the Final Prospectus, there are no (i) equity or debt securities convertible into or exchangeable or exercisable for, (ii) restrictions upon the voting or transfer of (other than pursuant to Securities Laws) or (iii) options, warrants, preemptive rights, rights of first refusal or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company, any shares of capital stock of the Company or any subsidiary of the Company.

No Finder’s Fee

.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

Registration Rights

.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”).

(r)Certain Agreements. There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as an exhibit to any of the foregoing which is not described or filed as required by the Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Final Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Other than as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, neither the Company nor any of its subsidiaries has received any written communication regarding termination of, or suspension of, any of the contracts or agreements described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or filed as an exhibit to, any of the foregoing, for convenience or default, and, to the Company’s knowledge, no such termination or suspension is pending or threatened.

(s)Related Party Transactions.  To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company’s officers, directors or 5% stockholders or any affiliate or affiliates of any such officer, director or 5% stockholders that is required to be described that is not so described in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the directors or executive officers of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.  All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(t)Margin Securities.  Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Securities  to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(u)Restrictions on Subsidiary Payments to the Company.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

No Additional Actions

.  Since the date as of which information is given in the General Disclosure Package and the Final Prospectus through the date hereof, and except as set forth in the General Disclosure Package, the Company has not (i) issued or granted any securities other than pursuant to the Company’s stock option plan or securities issued upon exercise of stock options in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

FINRA Matters

.  All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Securities in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is, to the Company’s knowledge with respect to all other persons except for the Company, true, correct and complete in all material respects as of the date hereof. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of FINRA

Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

Listing

.  The Offered Securities have been approved for listing on the NASDAQ Global Market, subject to notice of issuance. The Company has taken no action designed to, or likely to have the effect of, delisting the Securities from the NASDAQ Global Market, nor has the Company received any notification that the NASDAQ Global Market is contemplating terminating such listing.  The Company has complied in all material respects with the applicable requirements of the NASDAQ Global Market for maintenance of inclusion of the Securities thereon.  The Offered Securities, when issued, will be listed on the NASDAQ Global Market.

Absence of Further Requirements

.  No consent, approval, authorization, or order of, or filing or registration with (each an “Authorization”), any person (including any governmental agency or body, regulatory authority, or any court, domestic or foreign (collectively, a “Governmental Agency”)) is required to be obtained or made by or on behalf of the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

Title to Property

.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real or personal properties, which are material to the business of the Company and its subsidiaries as a whole, in each case free and clear of any security interests, claims, liens or other encumbrances and defects that would materially impair the value thereof or the use made or proposed to be made of them as disclosed in the General Disclosure Package and the Final Prospectus. The real or personal property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as does not interfere in any material respect with the conduct of the business of the Company or its subsidiaries, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the foregoing, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased premises under any such lease.

Absence of Defaults and Conflicts Resulting from Transaction

.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not conflict with, result in a breach or violation of any of the terms and provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any law or statute, rule, regulation or order of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, including any indenture, mortgage, deed of trust or loan agreement, except, in the case of clauses (ii) and (iii) where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

Absence of Existing Defaults and Conflicts

.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur on each Closing Date, will not be Insolvent (as defined below). For purposes of this Section 1(bb), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

Authorization of Agreement

.  This Agreement has been duly authorized, executed and delivered by the Company.

Possession of Licenses and Permits

.  The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all certificates, authorizations, licenses and permits (“Licenses”), including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities, in each case that are necessary to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to so possess or be in compliance with would not reasonably be expected to have a Material Adverse Effect, and (ii) have not received notification of any revocation, material modification, suspension, termination or invalidation (or proceedings related thereto) of any Licenses. To the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such License and the Company has no reason to believe that any such License will not be renewed. All such Licenses are (i) valid and in full force and effect, except where the validity or failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect, and (ii) free and clear of any restriction or condition that are materially different from those normally applicable to similar licenses, certificates, authorizations and permits held by biopharmaceutical companies similarly situated with the Company.

Absence of Labor Dispute

; Compliance with Occupational Laws.  There is (A) no significant unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any subsidiary before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened and (B) no strike, labor dispute, slowdown or stoppage exists or, to the Company’s knowledge, is imminent. The Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.

(ff)ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan which would have a Material Adverse Effect.  Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law.  Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and, to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to cause the loss of such qualification.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; and “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Intellectual Property

.  The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient rights to all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package or the Final Prospectus to be conducted by them, provided that the foregoing representation is made only to the Company’s knowledge as it concerns third party patent rights and trademarks.  Except as disclosed in the General Disclosure Package and the Final Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned or purported to be owned by the Company or its subsidiaries; (ii) there is no material infringement, misappropriation, breach, default or other violation by any third party of any of the Intellectual Property Rights of the Company or any of its subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of any third party, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used or held for use by the Company or any of its subsidiaries in their businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, including but not limited to any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or in violation of any rights of any third party; and (vii) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof, except in each case covered by clauses (i) and

(vii) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

Environmental Laws

.  Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Agency relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may reasonably be expected to otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability that would have a Material Adverse Effect. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on the business and assets of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Licenses issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). The Company has not identified any such associated costs and liabilities that would have, individually or in the aggregate, a Material Adverse Effect.

Accurate Disclosure

.  The statements in the General Disclosure Package and the Final Prospectus under the captions “Risks Related to the Discovery, Development and Regulation of Our Product Candidates,” “Risks Related to Our Reliance on Third Parties,” “Risks Related to Our Intellectual Property,” “Risks Related to the Commercialization of Our Product Candidates,” “Risks Related to Our Business and Industry,” “Risks Related to Our Financial Condition and the Ownership of Our Common Stock,” “Business,” “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Units” and Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

Absence of Manipulation

.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

Statistical and Market-Related Data

.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

Internal Controls and Compliance with the Sarbanes-Oxley Act

.  The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 of the Exchange Act) (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the Company’s initial public offering, the Company has not publicly disclosed or reported to the Audit Committee of the Board of Directors or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

Disclosure Controls

.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Books and Records

.  The Company and each of its subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries in all material respects.  The minute books of the Company have been made available to counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its initial public offering through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

Litigation

.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency) are to the Company’s knowledge, threatened or contemplated.

Auditor Certification

.  Ernst & Young LLP, who have certificated certain financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States).

Financial Statements

.  The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the assumptions used in preparing the pro forma financial information included in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement, the General Disclosure Package and the Final Prospectus. The summary and selected financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. Any information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding "non-GAAP financial measures" (as defined in Regulation G) complies in all material respects with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

No Material Adverse Change in Business

.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no change in the capital stock (other than a change in the number of outstanding shares of common stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities, as disclosed in the General Disclosure Package and the Final Prospectus), or any change in the short-term indebtedness, long-term indebtedness (other than as a result of the conversion of convertible securities, as disclosed in the General Disclosure Package and the Final Prospectus), net current assets or net assets of the Company and its subsidiaries, or any issuance of options warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries and (iv) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance.

Investment Company Act

.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Ratings

.  No “nationally recognized statistical rating organization” as such term is defined in Rule 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

Taxes

.  The Company and each of its subsidiaries have (i) timely filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof, (ii) have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and (iii) no tax deficiency has been determined adversely to the Company or any of its subsidiaries, and to the Company’s knowledge, is any proposed against any of them, except in each of the cases described in clauses (i), (ii) and (iii) that would not have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period.

Insurance

.  The Company and each of the subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any of the Company’s insurance policies or instruments as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of the subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

PFIC Status

.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.

Anti-Corruption

.  Each of the Company, its subsidiaries, and to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws:  anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

Anti-Money Laundering

.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any

Governmental Agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Agency or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Regulatory Matters: Products and Product Candidates

.  The Company and its subsidiaries (i) currently operate their respective businesses in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by or for the Company, including, without limitation, requirements under the U.S. Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, including regulations relating to Good Clinical Practices, Good Tissue Practices, and Good Laboratory Practices, and the U.S. Animal Welfare Act and rules and regulations thereunder (collectively, “Applicable Laws”), except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any Governmental Agency alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Licenses and supplements or amendments thereto required by any such Applicable Laws.  To the Company’s knowledge, the Company’s product candidates described in the Registration Statement, the General Disclosure Package, or the Final Prospectus (“Product Candidates”) are manufactured or processed in compliance in all material respects with all Applicable Laws.

Economic Sanctions

.  (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor to the Company’s knowledge any agent, other affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)The Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Regulatory Matters: Clinical Trials

.  None of the Company’s Product Candidates have received marketing approval from any Regulatory Authority.  All clinical trials and preclinical studies conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (collectively, “Company Trials”), were and, if still pending are being, conducted in all material respects in accordance with all Applicable Laws, and accepted professional scientific standards, except where the failure to so conduct would not be reasonably expected to have a Material Adverse Effect; the descriptions in the Registration Statement, the General Disclosure Package and the Final Prospectus of the results of any Company Trials are accurate and non-misleading descriptions in all material respects; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the results of which reasonably contradict in any material respect the results of the Company Trials described in the Registration Statement, the General Disclosure Package and the Final Prospectus; the Company has not received any written notices, correspondence, or other communication from the FDA or any other Governmental Agency requiring the termination, material modification or suspension of Company Trials, which termination, material modification or suspension would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(ccc)Effect of Certificates.  Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Purchase, Sale and Delivery of Offered Securities

.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.948 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Perkins Coie LLP, 505 Howard Street, Suite 1000, San Francisco, CA 94105, at 10:00 a.m., New York time, on December 15, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Perkins Coie LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the

Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions).  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but, unless the Optional Closing Date is the First Closing Date or as otherwise mutually agreed between the Company and the Representatives, shall be not earlier than two full business days nor later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Perkins Coie LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Perkins Coie LLP at a reasonable time in advance of such Optional Closing Date.

Offering by Underwriters

.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

Certain Agreements of the Company

.  The Company agrees with the several Underwriters that:

Filing of Prospectuses

.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

Filing of Amendments; Response to Commission Requests

.  The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (x) promptly notify the

Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (y) amend or supplement the General Disclosure Package to correct such statement or omission; and (z) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

Continued Compliance with Securities Laws

.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

Testing-the-Waters Communication

.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

Rule 158

.  As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

Furnishing of Prospectuses

.  The Company has or will furnish to the Representatives copies of the signed Registration Statement as originally filed with the Commission, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

Blue Sky Qualifications

.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby; provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in respect of doing business in any such jurisdiction where it is not then so subject.

Reporting Requirements

.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year;

and, the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request, as permitted by applicable law.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

Payment of Expenses

.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to: (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities, including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review (provided that such fees and expenses of counsel shall not exceed $10,000), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, all travel expenses of the Company’s officers and employees and all other expenses of the Company, (iv) fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and (vii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

Use of Proceeds

.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

Absence of Manipulation

.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate, or that caused or resulted in or that might reasonably be expected to cause or result in stabilization or manipulation of, the price of any securities of the Company.

Restriction on Sale of Securities

.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than registration statements on Form S-8 relating to Lock Up Securities granted or to be granted pursuant to the terms of a plan disclosed in the General Disclosure Package), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) pursuant to this Agreement, (B) issuances of Lock-Up

Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, (C) grants of employee stock options or other securities pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus or issuances of Lock-Up Securities pursuant to the exercise of such options or (D) issuances of Lock Up Securities or securities exercisable for, convertible into or exchangeable for Lock Up Securities in connection with any acquisition, collaboration, merger, licensing or other joint venture or strategic transaction involving the Company; provided that in the case of clause (D), that such issuances shall not be greater than 5% of the total outstanding shares of the Company immediately following the initial closing hereunder and the recipients of such Lock Up Securities agree to be bound by a lockup letter in the form executed by directors and officers pursuant to Section 7(h) hereof.  The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or until such earlier date that the Representatives consent to in writing.

Emerging Growth Company Status

.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period (as defined in Section 5(l) hereof).

Correspondence with the Commission

.  The Company will promptly supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Securities under the Act or any of the Registration Statement, the General Disclosure Package or the Final Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

Certain Financial Statements

.  Prior to each Closing Date, the Company shall furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appear in the Registration Statement, the General Disclosure Package and the Final Prospectus.

Press Releases

.  Prior to the latest of the Closing Dates, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospectus (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

Maintain Listing

.  The Company shall use commercially reasonable efforts to maintain the listing of the Offered Securities on the NASDAQ Global Market.

Further Actions

.  The Company shall use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

Free Writing Prospectuses

.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

Conditions of the Obligations of the Underwriters

.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

Accountants’ Comfort Letter

.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in such letter hereto shall be a date no more than three days prior to such Closing Date).

Filing of Prospectus

.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

No Material Adverse Change

.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

Opinion of Counsel for Company

.  The Representatives shall have received an opinion, dated such Closing Date, of Goodwin Procter LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

Opinions of Intellectual Property Counsel for Company

.  The Representatives shall have received an opinion, dated such Closing Date, from each of Jones Day LLP and Andrews Kurth Kenyon LLP, intellectual property counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

Opinion of Counsel for Underwriters

.  The Representatives shall have received from Perkins Coie LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

Officer’s Certificate

.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

Lock-up Agreements

.  On or prior to the date hereof, the Representatives shall have received lock-up agreements in the form set forth on Exhibit A hereto from each executive officer and director of the Company.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

Indemnification and Contribution

.  (a) Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever

(whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

Indemnification of Company

.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the 5th paragraph under the caption “Underwriting.”

Actions against Parties; Notification

.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel

(including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

Contribution

.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

Default of Underwriters

.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

Survival of Certain Representations and Obligations

.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of any of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or due to the failure to satisfy any condition under Section 7(c)(iii), (iv), (vi) or (viii) hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonably documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities not so purchased, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

Notices

.  All communications hereunder will be in writing, and: if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Leerink Partners LLC, One Federal Street, 37th Floor, Boston, MA 02110, Attention: Jack Fitzgerald and c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Equity Capital Markets (fax: (612) 303-1070 and email: LegalCapMarkets@pjc.com) and Attention: General Counsel (fax: (612) 303-1068); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3535 General Atomics Court, Suite 200, San Diego, CA 92121, Attention: Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

Successors

.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

Representation of Underwriters

.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

Counterparts

.  This Agreement may be executed in any number of counterparts (which may be delivered by facsimile or other form of electronic transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Absence of Fiduciary Relationship

.  The Company acknowledges and agrees that:

No Other Relationship

.  Each Representative has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether such Representative has advised or is advising the Company on other matters;

Arms’ Length Negotiations

.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

Absence of Obligation to Disclose

.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

Waiver

.  The Company waives, to the fullest extent permitted by law, any claims it may have against any Representative for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated hereby and agrees that no Representative shall have liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Applicable Law

.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

Waiver of Jury Trial

.  Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Fate Therapeutics, Inc.

By:	/s/ J. Scott Wolchko Name: J. Scott Wolchko Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Leerink Partners LLC

By:	/s/ John I. Fitzgerald, Esq. Name: John I. Fitzgerald, Esq. Title: Managing Director

Piper Jaffray & Co.

By:	/s/ David W. Stadinski Name: David W. Stadinski Title: Managing Director

Acting on behalf of themselves and as Representatives

of the several Underwriters named in Schedule A hereto

SCHEDULE A

Underwriter	Number of Firm Securities
Leerink Partners LLC	4,762,500
Piper Jaffray & Co.	3,810,000
Wedbush Securities Inc.	952,500
Total	9,525,000

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Securities: $4.20
2.	The underwriting discounts and commissions: 6%
3.	The number of Firm Securities: 9,525,000
4.	The number of Optional Securities: 1,428,750

Exhibit A

Form of Lock-Up Agreement

       , 2017

Fate Therapeutics, Inc.
3535 General Atomics Court, Suite 200
San Diego, CA 92121

Leerink Partners LLC

Piper Jaffray & Co.

As Representatives of the Several Underwriters,

c/o Leerink Partners LLC

255 California Street, 12th Floor

San Francisco, CA 94111

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made (the “Offering”) that is intended to result in an orderly market for the common stock, par value $0.001 per share (the “Securities”), of Fate Therapeutics, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, sell any option to purchase, purchase any option of, grant any option, right or warrant to purchase, or make any short sale of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, whether now owned or hereafter acquired (including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any Securities or any security convertible into or exercisable or exchangeable for any Securities or (iv) publicly disclose the intention to do any of the foregoing, without, in each case, the prior written consent of Leerink Partners LLC and Piper Jaffray & Co. (the “Representatives”).  In addition, any Securities received upon exercise of options granted to the undersigned or upon conversion of convertible securities held by the undersigned will also be subject to this Lock-Up Agreement (defined below).

The Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and will end on (and include) the date that is 45 days after the date of the final prospectus supplement relating to the Offering (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Notwithstanding anything herein to the contrary, the restrictions contained in this Lock-Up Agreement shall not apply to any of the following:

(i)	sales or transfers of Securities acquired on the open market after the Public Offering Date,
(ii)	transfers of Securities or other securities of the Company as a bona fide gift or gifts,
(iii)

transfers of Securities or other securities of the Company to an immediate family member or a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transfer shall not involve a disposition for value,

(iv)

transfers of Securities or other securities of the Company by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned,

(v)	if the undersigned is a trust, transfers or dispositions of Securities or other securities of the Company as a distribution to the beneficiaries thereof,
(vi)

transfers or distributions of Securities or other securities of the Company to members, general or limited partners, stockholders or affiliates of, or any investment fund or other entity that controls or manages, the undersigned, provided that the transfer or distribution shall not involve a disposition for value,

(vii)

exercises of stock options granted to the undersigned (including by cashless exercise to the extent permitted by the instruments representing such stock options so long as such cashless exercise is effected solely by the surrender of outstanding stock options to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price),

(viii)	transfers to the Company pursuant to agreements under which the Company has the right to repurchase such shares or securities upon termination of service of the undersigned, and
(ix)

the establishment of a trading plan that satisfies the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Securities, provided that there will be no transfer of Securities during the Lock-Up Period;

provided further that, with respect to clauses (ii) through (vi) above, each transferee or distributee agrees to be bound in writing by the terms of this Lock-Up Agreement, and with respect to clauses (i) through (vi), (viii) and (ix) above, no filing or public announcement by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer, conversion, exercise or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any Securities, including any issuer-directed Securities, the undersigned or his or her affiliates may purchase in the Offering.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if (i) the Public Offering Date shall not have occurred on or before December 31, 2017 (provided that the Company or the Representatives may by written notice to the undersigned prior to December 31, 2017, extend such date for a period of up to an additional three months), (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (iii) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering.

The undersigned understands that the Representatives are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

IF AN INDIVIDUAL: By: (duly authorized signature) Name: (please print full name)	IF AN ENTITY: (please print complete name of entity) By: (duly authorized signature) Name: (please print full name) Title:
Address:	Address: